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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): DECEMBER 18, 1997

                           OMEGA HEALTH SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

       0-19283                                          63-0858713
(Commission File Number)                   (I.R.S. Employer Identification No.)

            5100 POPLAR AVENUE, SUITE 2100, MEMPHIS, TENNESSEE 38137 (Address of principal executive offices, including Zip Code)

                                 (901) 683-7868
              (Registrant's telephone number, including Area Code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On December 18, 1997, Omega Health Systems of Ohio, Inc. (Omega-Ohio), a wholly-owned subsidiary of the Registrant, acquired the outstanding stock of Central Ohio Eye Institute, Inc., an Ohio professional corporation which had practiced ophthalmology and operated an ambulatory surgery center. Subsequent to the merger, Omega-Ohio entered into a long-term management agreement with a new professional corporation owned by Harmeet S. Chawla, M.D. to carry on the practice formerly conducted by Central Ohio Eye Institute and to managed the ambulatory surgery center. The consideration for the merger consisted of 463,000 shares of the Registrant's common stock and cash of approximately $5,000,000.

The Registrant financed the cash portion of this transaction with borrowings under its Revolving Credit Facility with NationsCredit Commercial Corporation.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of the Business Acquired and Pro Forma Financial Statements

      To be filed by amendment within 60 days of the date that this report is due.

         (b)  Exhibits

         2.1  Press Release dated December 22, 1997
         2.2  Stock Purchase Agreement
         2.3  Stock Pledge and Escrow Agreement
         2.4  Stock Restriction and Registration Rights Agreement


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     OMEGA HEALTH SYSTEMS, INC.

Dated: January 2, 1998                    By:  /s/ Ronald L. Edmonds
                                               -------------------------------
                                               Ronald L. Edmonds
                                               Executive Vice President and
                                               Chief Financial Officer

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                                 EXHIBIT INDEX


                                  SEQUENTIALLY
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EXHIBIT
NUMBERED
NUMBER                     DESCRIPTION OF EXHIBIT                          PAGE
------                     ----------------------                          ----
2.1                Press Release dated December 22, 1997
2.2                Stock Purchase Agreement
2.3                Stock Pledge and Escrow Agreement
2.4                Stock Restriction and Registration Rights Agreement
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